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                                                                    Exhibit 23.6

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports for 1994 and 1995 for Neste Cellplast ABs financial statements and to all references to our Firm included in or made a part of Form S-4 registration statement.


Gothenburg 12 December 1997
OHRLINGS COOPERS & LYBRAND AB


/s/ Lennert Wiberg
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    Lennert Wiberg